7

C.D. ABO-3 (Rev.) 30M-6-65-940780

The Commonwealth of Massachusetts

[redacted] F. X. DAVOREN
Secretary of the Commonwealth
STATE HOUSE
BOSTON, MASS.

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)

NAME (including given name in full)	POST OFFICE ADDRESS
We I, Ralph Castriotta	3 Fisher Road, Holden, Massachusetts

do hereby associate myself as incorporators with the intention of forming a corporation under the provisions of General Laws, Chapter 156B.

1. The name by which the corporation shall be known is:

PLASTICAN, INC.

2. The purposes for which the corporation is formed are as follows:

To manufacture, sell, handle, process and otherwise deal in all types of plastic products and all types of tools, dies, molds and equipment used in the plastic manufacturing industry and in all other manufacturing industries of any nature whatsoever; to manufacture, sell, handle, process and otherwise deal in all types of goods, wares and products of any nature whatsoever; to own, acquire, lease, mortgage, buy and sell real estate used in connection with the activities of the corporation; to engage in the plastic molding business and the plastic tool and die business.

NOTE: If provisions for which the space provided under Articles 2, 4, 5 and 6 is not sufficient additions should be set out on continuation sheets to be numbered 2A, 2B, etc. Indicate under each Article where the provision is set out. Continuation sheets shall be on 8½" x 11" paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

CLASS OF STOCK	WITHOUT PAR VALUE	WITH PAR VALUE	
	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE
Preferred	NONE	NONE	
Common	7,500	NONE	

*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

NONE

*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

SEE ATTACHED SHEET

*6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

NONE

*If there are no provisions state "None".

No stockholder shall sell or transfer any stock in this corporation except upon the following conditions, which, however, may be waived by the Board of Directors in any particular instance.

Any stockholder, including the heirs, assigns, executors or administrators of a deceased stockholder desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the Board of Directors in the manner following:

He shall notify the Directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The Directors shall within thirty days thereafter either accept the offer, or by notice to him in writing name a second arbitrator, and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator.

After the acceptance of the offer, or the report of the arbitrators as to the value of the stock, the Directors shall have thirty days within which to purchase the same at such valuation, but if at the expiration of ninety days the corporation shall not have exercised the right so to purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit.

7. The first meeting of the incorporators was duly held on the second day of February 1970 at which by-laws of the corporation were duly adopted and at which the initial directors, president, treasurer and clerk, whose names are set out below, were duly elected.

8. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

a. The post office address of the initial principal office of the corporation in Massachusetts is: c/o Gettens and Longo, Attorneys at Law, Three Park Street, Leominster, Massachusett

b. The name, residence, and post office address of each of the initial directors and following officers of the corporation elected at the first meeting are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS
President:	Ralph Castriotta	3 Fisher Road, Holden, Massachusetts	Same
Treasurer:	Ralph Castriotta	3 Fisher Road, Holden, Massachusetts	Same
Clerk:	John R. Longo	753 Union Street, Leominster, Mass.	Same
Directors:	Ralph Castriotta	3 Fisher Road, Holden, Massachusetts	Same
	Francis H. Gettens	153 Granite Street, Leominster, Mass.	Same
	John R. Longo	753 Union Street, Leominster, Mass.	Same

c. The date initially adopted on which the corporation's fiscal year ends is:

December 31

d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

second Tuesday of February

e. The name and business address of the registered agent, if any, of the corporation are:

none

IN WITNESS WHEREOF, and under the penalties of perjury, we, the above-named INCORPORATORS, hereto sign our names, this second day of February 1970.

Ralph Castriotta

____

____

65967

RECEIVED

FEB 6 1970

CORPORATION DIVISION
SECRETARY'S OFFICE

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF ORGANIZATION

GENERAL LAWS, CHAPTER 156B, SECTION 12

I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $ 75.00 having been paid, said articles are deemed to have been filed with me this 6th day of February 1970.

Kevin H. White

Secretary of the Commonwealth

John F. Davoren

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF ARTICLES OF ORGANIZATION TO BE SENT

TO:

GETTENS and LONGO
ATTORNEYS AT LAW
THREE PARK STREET
LEOMINSTER, MASS. 01453

337-7228

FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but not less than $75. General Laws, Chapter 156B.

Copy Mailed 2-11-70

Examiner

P/S

Name Approved

FEDERAL IDENTIFICATION NO. 04-2464024

024
032

The Commonwealth of Massachusetts

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

We, John Clementi, *President / ~~*Vice President~~,

and Vincent J. CampoBasso, *Clerk / ~~*Assistant Clerk~~,

of Plastican, Inc.
(Exact name of corporation)

located at 196 Industrial Road, Leominster, MA 01453
(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

3 and 4
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted ~~at a meeting held on~~ on January 19, 19 99, by ~~vote of~~ unanimous written consent of all stockholders entitled to vote.

80 shares of Common Stock *(type, class & series, if any)* of 80 shares outstanding,

____ shares of ____ *(type, class & series, if any)* of ____ shares outstanding, and

____ shares of ____ *(type, class & series, if any)* of ____ shares outstanding.

~~**being at least a majority of each type, class or series outstanding and entitled to vote thereon: or **being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:~~

C
P
M
R.A.

*Delete the inapplicable words. **Delete the inapplicable clause.
For amendments adopted pursuant to Chapter 156B, Section 70.
For amendments adopted pursuant to Chapter 156B, Section 71.

***Note:** If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.*

4

P.C.

2/6/70

To *change* the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total *presently* authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS		
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common :	7,500	Common :		
Preferred:	None	Preferred:		

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS		
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Voting Common	7,500	Common:		
Non-Voting Common	720			
Preferred:	None	Preferred:		

Article 4 of the Articles of Organization is hereby amended to read as follows:

"Upon filing of these Articles of Amendment with the Secretary of the Commonwealth, each share of the Corporation's Common Stock then outstanding will automatically and without any action by the holder thereof be re-classified as one share of Voting Common Stock. Any shares of stock held in Treasury will become authorized but unissued shares of Voting Common Stock.

"Each share of Voting Common Stock shall entitle the holder thereof to one vote.

"Holders of Non-Voting Common Stock shall have no voting rights except as otherwise required by law.

"Except with respect to voting, the rights of Voting Common Stock and Non-Voting Common Stock shall be equal in all respects, share for share."

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a *later* effective date not more than *thirty days* after such filing, in which event the amendment will become effective on such later date.

Later effective date: ______________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 29th day of January, 19 92

______________________, *President / *[redacted]

______________________, *Clerk / *[redacted]

*Delete the inapplicable words

6-46671

1035

99 FEB -1 PM 12:05

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 1st day of February 19 99

Effective date: ______________________

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION
Photocopy of document to be sent to:

Robert Porcelli, Legal Assistant

Bingham Dana LLP

150 Federal Street, Boston, MA 02110

D
PC

The Commonwealth of Massachusetts

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED

Articles of Merger
Involving Domestic Entities
(General Laws Chapter 156D, Section 11.06; 950 CMR 113.36)

FORM MUST BE TYPED

(1) Exact name of each domestic corporation or other entity involved in the merger:

PLASTICAN BUSINESS TRUST

PLASTICAN, INC.

(2) Exact name of the surviving entity: PLASTICAN, INC.

(3) The merger shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified: DECEMBER 31, 2006

(check appropriate box)

(4) ☒ The plan of merger was duly approved by the shareholders, and where required, by each separate voting group as provided by G.L. Chapter 156D and the articles of organization.

OR

☐ The plan of merger did not require the approval of the shareholders.

(5) Participation of each other entity was duly authorized by the law under which the other entity is organized or by which it is governed and by its articles of organization or other organizational documents.

(6) Attach any amendment to articles of organization of the surviving entity, where the survivor is a domestic business corporation.

(7) Attach the articles of organization of the surviving entity where the survivor is a NEW domestic business corporation, including all the supplemental information required by 950 CMR 113.16.

PLASTICAN BUSINESS TRUST

Signed by: ______________________________ (signature of authorized individual)

FRANK A. SEGALL

- ☐ Chairman of the board of directors,
- ☐ President,
- ☑ Other officer,
- ☐ Court-appointed fiduciary,

on this 28th day of DECEMBER, 2006.

PLASTICAN, INC.

Signed by: ______________________________ (signature of authorized individual)

FRANK A. SEGALL

- ☐ Chairman of the board of directors,
- ☐ President,
- ☑ Other officer,
- ☐ Court-appointed fiduciary,

on this 28th day of DECEMBER, 2006.

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

December 29, 2006 3:14 PM

William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

A TRUE COPY ATTEST

William Francis Galvin

WILLIAM FRANCIS GALVIN

SECRETARY OF THE COMMONWEALTH

DATE 2/8/11 CLERK JP